UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 24, 2012

GLOBALWISE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2190 Dividend Drive
Columbus, Ohio		43228
(Address of principal executive offices)		(Zip Code)

(614) 388-8909

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2012, Globalwise Investments, Inc. (the “Company”), with the approval of the Board of Directors, appointed Kendall D. Gill, 64, to serve as Chief Financial Officer of the Company, effective September 24, 2012. There are no arrangements or understandings between Mr. Gill and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Gill and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company as the Chief Financial Officer of the Company, Mr. Gill served as an accounting contractor to the Company since September 15, 2011. From May 2006 to September 2011, Mr. Gill served as the Chief Financial Officer of PT Brands, Inc. From May 2010 to August 2012, Mr. Gill served as President and CEO of Gill Products, LLC. Mr. Gill is a Certified Public Accountant and worked as an Audit Manager at Coopers & Lybrand from 1974 to 1985.

Employment Offer Letter and Employment Agreement

The Company entered into an Offer of Employment and Employment Agreement, each dated September 24, 2012 (the “Agreements”) with Mr. Gill. The material terms of the Agreements are summarized below.

Pursuant to the Agreements, Mr. Gill (i) receives compensation at the rate of $145,000 per year, (ii) is eligible to participate in certain employee benefit programs, including a 401(k) plan, health insurance, paid vacation, access to an exercise facility, and use of certain company-paid technology, and (iii) may become eligible, at the sole discretion of the Company, for profit sharing, and bonuses. The term of the Agreements is indefinite, and both parties stipulate and agree that Mr. Gill is an “at will” employee under Ohio law, which governs the Agreements. Under the Agreements, Mr. Gill covenants (i) not to disclose trade secrets or proprietary information of the Company, (ii) not to solicit customers, clients, or employees of the Company for a period of two years after termination of the Agreements, and (iii) not to compete with the Company in the state of Ohio for a period of six months after termination of his employment. Under the Agreements, Mr. Gill shall be awarded 250,000 restricted common shares of the Company, $0.001 par value, (subject to the applicable holding period restrictions under Rule 144) in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The Company also intends to enter into its standard form indemnification agreement with Mr. Gill, which is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 13, 2012 and is incorporated by reference herein.

Departure of Directors or Certain Officers

Effective September 24, 2012, Matthew L. Chretien resigned from the position of Chief Financial Officer of the Company. Mr. Chretien remains a member of the Board of Directors and remains as the Executive Vice President and Chief Technology Officer of the Company.

Item 7.01 Regulation FD Disclosure

On September 27, 2012, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K. A copy of the Company's press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit
10.1 10.2 99.1	Offer of Employment of Kendall D. Gill dated September 24, 2012 Employment Agreement of Kendall D. Gill dated September 24, 2012 Press release issued by the Company, dated September 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2012

GLOBALWISE INVESTMENTS, INC. (Registrant)

By:	/s/ William J. Santiago
Name:	William J. Santiago
Title:	President and Chief Executive Officer

EXHIBIT INDEX

10.1      Offer of Employment of Kendall D. Gill dated September 24, 2012

10.2      Employment Agreement of Kendall D. Gill dated September 24, 2012

99.1      Press release issued by the Company, dated September 27, 2012